UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2014

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California  94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 23, 2014, Godfrey Sullivan, President and Chief Executive Officer of Splunk Inc. (the “Company”), elected to return two restricted stock unit grants originally covering a total of 280,000 shares of the Company’s common stock (of which 37,500 had vested and were previously sold) (the “RSUs”) granted to him on March 14, 2013 and December 5, 2013.  A total of 242,500 shares under the RSUs have not vested as of the date that the grants were returned.

Mr. Sullivan decided to return the RSUs since the Company’s stockholders did not approve the advisory proposal concerning the compensation of the Company’s named executive officers at the Annual Meeting held on June 10, 2014.  The Company highly values stockholder feedback, and the Compensation Committee of the Board of Directors is committed to assuring that executive officer compensation reflects that input.

Item 7.01                   Regulation FD Disclosure.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLUNK INC.

By:	/s/ Leonard R. Stein
Leonard R. Stein
Senior Vice President, General Counsel and Secretary

Date:  June 24, 2014